EXHIBIT 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 5, 1997, which appears on page F-2 of Industrial Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.

PRICE WATERHOUSE LLP

Houston, Texas
July 23, 1997

                                      Ex-2